                   Exhibit 99.1

CONTACT:                        Thor Erickson – Investor Relations +1 (678) 260-3110

Fred Roselli – U.S. Media Relations+1 (678) 260-3421

Lauren Sayeski – European Media Relations+ 44 (0)1895 844 300

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST

SECOND-QUARTER 2012 EARNINGS CONFERENCE CALL

ATLANTA, June 21, 2012 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will release second-quarter 2012 earnings before the market opens on Monday, July 23.

A conference call discussing these results will be webcast live through the company’s website, www.cokecce.com, at 10:00 a.m. EDT, 3:00 p.m. BST, and 4:00 p.m. CEST.  A replay of the presentation will be available later that day.

A copy of the company’s earnings news release will be available through the website on the home page and under the Investor Relations section under news releases.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com

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